EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Ford Motor Company

One American Road

Dearborn, Michigan

Re:             Ford Motor Company Registration Statement

Nos. 333-138819, 333-153815, and 333-156630

We hereby consent to the incorporation by reference in the above Registration Statements on Form S-8 of our report dated June 9, 2016 appearing in the annual report on Form 11-K of the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees as of December 31, 2015 and 2014 and for the year ended December 31, 2015.

/s/Plante & Moran, PLLC

Flint, Michigan

June 9, 2016